EXHIBIT 10.9

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination”) is made as of August 31, 2018, by and among NRG Yield, Inc., a Delaware corporation (“Yield”), NRG Yield LLC, a Delaware limited liability company (“Yield LLC”), NRG Yield Operating LLC, a Delaware limited liability company (“Yield Operating”) and NRG Energy, Inc., a Delaware corporation (“Manager”).  Yield, Yield LLC, Yield Operating, and Manager are referred to collectively herein as the “Parties.”  Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the MSA (as defined below).

RECITALS

WHEREAS, Yield, Yield LLC, Yield Operating, and Manager are parties to that certain Management Services Agreement, dated as of July 22, 2013 (the “MSA”);

WHEREAS, Manager, NRG Repowering Holdings LLC (“Repowering”), and GIP III Zephyr Acquisition Partners, L.P. (“GIP”), entered into that certain Purchase and Sale Agreement, dated as of February 6, 2018 (as amended, modified or supplemented from time to time, the “PSA”);

WHEREAS, after the consummation of the transactions contemplated by the PSA (the “Closing”), Manager will no longer be an Affiliate of any of Yield, Yield LLC, or Yield Operating;

WHEREAS, Section 9.15 of the PSA conditions GIP’s obligation to consummate the transaction on the delivery by Manager and Yield of evidence of the termination of the MSA;

WHEREAS, Manager, Repowering, Yield, GIP, and, for certain limited purposes, Yield Operating, are parties to that certain Consent and Indemnity Agreement, dated as of February 6, 2018 (as amended, modified or supplemented from time to time, the “CIA”);

WHEREAS, the MSA does not provide for the termination of the MSA by mutual assent of the Parties;

WHEREAS, Section 11.1.2 of the MSA provides that no amendment or waiver of the MSA will be binding unless the prior approval of a majority of the members of the Independent Committee is obtained and the amendment or waiver is executed in writing by the party to be bound;

WHEREAS, Section A.3 of the CIA provides that the MSA shall be terminated at the Closing;

WHEREAS, the Independent Committee has duly adopted resolutions determining that the CIA is advisable and in the best interest of Yield;

WHEREAS, the Parties now desire to terminate the MSA on the terms set forth herein as of the day on which the Closing occurs (“Effective Date”);

NOW, THEREFORE, Yield, Yield LLC, Yield Operating and NRG agree as follows:

AGREEMENT

1.                                      Termination.  From and after the Effective Date, the MSA is and shall be deemed terminated with no further force or effect except as provided in Section 6.4, Article 9, Section 10.5, and Section 10.6 thereof.

2.                                      Effectiveness.  This agreement shall take effect on the Effective Date.  If the Closing does not occur, this Termination shall be null and void and of no further effect.

3.                                      Counterparts.  This Agreement may be executed by facsimile or electronic mail, in any number of identical counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

4.                                      Further Assurances.  The Parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Termination.

5.                                      Governing Law.   The internal law of the State of New York will govern and be used to construe this Termination without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

6.                                      Successors and Assigns.  This Termination shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Termination as of the date first set forth above.

NRG YIELD, INC.

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Senior Vice President and CFO

NRG YIELD LLC

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Senior Vice President, CFO and Treasurer

NRG YIELD OPERATING LLC

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Senior Vice President, CFO and Treasurer

NRG ENERGY, INC.

By:	/s/ Gaetan Frotte
Name: Gaetan Frotte
Title: Senior Vice President & Treasurer

Signature Page to Termination of NRG-NYLD Master Services Agreement